Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County Bancorp, Inc.

Manitowoc, Wisconsin

We consent to the incorporation by reference in the registration statements on Form S-1 (no. 333-200081), Form S-4 (no. 333-209014), and Form S-8 (nos. 333-213536 and 333-204483) of County Bancorp, Inc. of our report, dated March 23, 2017, relating to our audits of the consolidated financial statements for the years ended December 31, 2016 and 2015 which appear in this Annual Report on Form 10-K of County Bancorp, Inc.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

March 23, 2017